May 28, 2020
ZAGG Inc Supplemental Financial Information - CFO Commentary
Document reference information
ZAGG Inc's (“ZAGG” or the “Company”) CFO commentary in this document can be referenced in the financial information found in the press release announcing the results of operations for the three months ended March 31, 2020, and 2019, including certain supplemental financial information, issued earlier today. The release can be found at investors.ZAGG.com, or in the Form 8-K furnished to the Securities and Exchange Commission website at sec.gov (the URLs are included in this exhibit as inactive textual references and information contained on, or accessible through, our websites is not a part of, and is not incorporated by reference into, this report).
Three Months Ended March 31, 2020, and 2019 Summary Results
(Amounts in millions, except per share amounts)

	For the Three Months Ended
Summary of quarter-to-date financial results	March 31, 2020	March 31, 2019

Net sales	$91.0	$78.8
Gross (loss) profit	$(18.9)	$23.8
Gross (loss) profit margin	(21)%	30%
Gross profit (excluding March 2020 inventory write-down)	$25.9	$23.8
Gross profit margin (excluding March 2020 inventory write-down)	28%	30%
Net loss	$(75.6)	$(14.4)
Diluted loss per share	$(2.54)	$(0.50)
Adjusted EBITDA	$(7.5)	$(9.0)
Diluted shares outstanding	$29.7	$28.9

	For the Three Months Ended
	March 31, 2020		March 31, 2019
Net sales by category	(%)	($)	(%)	($)

Protection (screen protection and cases)	67%	$60.7	59%	$46.3
Power (power management and power cases)	25%	$22.7	29%	$23.2
Audio	2%	$2.4	5%	$3.7
Productivity (keyboards and other)	6%	$5.2	7%	$5.6

	For the Three Months Ended
	March 31, 2020		March 31, 2019
Net sales by channel	(%)	($)	(%)	($)

Indirect channel	87%	$78.6	79%	$62.2
Website	8%	$7.6	14%	$11.0
Franchisees	5%	$4.8	7%	$5.6

	For the Three Months Ended
	March 31, 2020		March 31, 2019
Net sales by region	(%)	($)	(%)	($)

Domestic	77%	$69.7	71%	$55.8
International	23%	$21.3	29%	$23.0
2020 First Quarter Results Discussion
(All comparisons are 2020 consolidated versus 2019 consolidated, unless otherwise noted)
Net sales

Trended Quarterly Net Sales
$120.0
$100.0
$80.0
$60.0
$40.0
$20.0
$0.0
$92.9
+21%
$112.1
-30%
$78.8
+16%
$91.0
Q1 2017
Q1 2018
Q1 2019
Q1 2020

Net sales increased 16% to $91.0 million, compared to $78.8 million. The increase in net sales was primarily attributable to (1) an increase in sales of screen protection products and (2) an increase in sales of the HALO and mophie wireless power product lines. This was partially offset by lost sales of approximately $9.0 million due to the impact of COVID-19.
Gross (loss) profit
Gross loss was $(18.9) million compared to gross profit of $23.8 million. The decrease in gross profit/(loss) was primarily attributable to (1) the March 2020 inventory write-downs of $44.8 million primarily linked to the discontinuation of certain brands and product lines resulting from a March 2020 strategic review undertaken in response to the COVID-19 pandemic (the “Strategic Review”) combined with decreased demand due to the effects of COVID-19, (2) an increase in duty rates as a result of higher tariffs on products sourced from China, and (3) an increase of expedited freight and higher overall freight rates due to Chinese factories coming back online later than planned following the Chinese New Year due to COVID-19. Excluding the impact from the inventory write-downs, gross profit margin was 28% for the three months ended March 31, 2020, compared to 30% for the three months ended March 31, 2019.
Operating expenses
Operating expenses were $63.2 million (70% of net sales) compared to $40.9 million (52% of net sales). The increase in operating expenses was primarily attributable to (1) an $18.6 million impairment charge to goodwill resulting from the carrying value of our net assets exceeding our market capitalization f, (2) a $2.5 million charge from the write-off of product tooling linked to discontinued brands and product lines, (3) a $1.1 million write-off recorded for the intangible assets resulting from discontinued brands and product lines, (4) $0.5 million incurred in connection with the lay-off of certain employees in March 2020, and (5) $1.1 million related to expenses for InvisibleShield On Demand expansion into the Latin America region. These increases were partially offset by cost reduction initiatives.
Net loss
As a result of the factors noted above, we reported net loss of $75.6 million, or diluted loss per share of $2.54, for the three months ended March 31, 2020, compared to net loss of $14.4 million, or diluted loss per share of $0.50, for the three months ended March 31, 2019.
Adjusted EBITDA
Adjusted EBITDA was $(7.5) million for the three months ended March 31, 2020, compared to $(9.0) million for the three months ended March 31, 2019.
Balance Sheet Highlights (as of March 31, 2020, December 31, 2019, and March 31, 2019)

	March 31, 2020	December 31, 2019	March 31, 2019

Cash and cash equivalents	$14.2	$17.8	$14.8
Accounts receivable, net of allowances	$83.7	$142.8	$93.6
Inventories	$93.6	$144.9	$100.2
Line of credit	$99.5	$107.1	$93.4
Net debt (Total debt less cash)	$85.3	$89.3	$78.6
QTD Days sales outstanding (DSOs)	84	69	107
Market Share Information
Screen Protection
ZAGG's screen protection market share has experienced headwinds over the last few years as competition has increased at several retail outlets. However, market share stabilized at approximately 44% during the second half of 2019 and into the first quarter of 2020. During the latter half of the first quarter of 2020, the COVID-19 pandemic caused a shift in purchasing from wireless and big box retail to more online channels, which resulted in reduced screen protection market share during the quarter.
(Source: The NPD Group / Retail Tracking Service for each quarterly period; NPD data refers to dollar share and pertains only to U.S. retail sales)
Portable Power
The quarterly market share increases in the fourth quarters of 2019 and 2018 was driven primarily by on-air sales of HALO products. During the latter half of the first quarter of 2020, the COVID-19 pandemic caused a shift in purchasing from wireless and big box retail to more online channels, which resulted in reduced portable power market share during the quarter.
(Source: The NPD Group / Retail Tracking Service for each quarterly period; NPD data refers to dollar share and pertains only to U.S. retail sales)
Wireless Charge Pads
mophie-branded wireless charge pads have been a market leader since the charge pad product's introduction in 2017. Though we saw some decline in market share during the first three quarters of 2019, we re-gained lost share during the fourth quarter of 2019 following the releases of new wireless charging products in September 2019. Even with the impact from the COVID-19 pandemic, we were still able to maintain the market share in the first quarter of 2020.

(Source: The NPD Group / Retail Tracking Service for each quarterly period; NPD data refers to dollar share and pertains only to U.S. retail sales)
COVID-19 Response
The Company and its Board of Directors have taken the following proactive measures to provide enhanced financial flexibility during the COVID-19 pandemic:
•Closed on amendment to our secured revolving credit facility to increase available borrowings by $19.8 million through March 2021.
•Closed on a small business administration loan under the CARES Act of approximately $9.4 million.
•Implemented furloughs or lay-offs of approximately 20% of U.S. employees and reduced our Europe and Asia Pacific staff, excluding China, by approximately 20%. Employees on furlough retain their health insurance coverage throughout the furlough.
•Temporarily reduced salaries, including a 15% reduction for our Chief Executive Officer, 10% reductions for the rest of the executive team and 5% reductions for senior management.
•Temporarily reduced the cash portion of the Board of Directors’ compensation by 15% and replaced such compensation with stock-based compensation.
•Deferred or cancelled spending on all non-essential projects.
•Implemented a host of additional global cost reduction initiatives.
•Cancelled or delayed purchase orders to align with adjusted demand forecast.
The headwinds presented by COVID-19 also caused the Company to conduct a Strategic Review to critically assess the long-term profitability of all brands and product lines, including a review of the recoverability of inventory on hand due to the decline in demand brought on by COVID-19. As a result of the Strategic Review and to position the Company for long-term profitable growth, the Company initiated a restructuring plan during the first quarter of 2020. These actions included;
•Discontinuing the BRAVEN audio brand,
•Exiting the battery case category, and
•Simplifying our iFrogz audio, ZAGG keyboard and mophie power station businesses, including reducing SKU counts and discontinuing certain product lines.
As a result, Q1 2020 results include the following one-time charges:
•Inventory write-downs totaling $44.8 million, a significant portion of which includes non-discontinued products that we determined would not be sold above the prior carrying value due to the decline in demand linked to COVID-19,
•Goodwill impairment charge totaling $18.6 million,
•Equipment write-off of $2.5 million from product tooling linked to discontinued brands and product lines,
•Intangible asset write-off of $1.1 million from discontinued brands and product lines, and
•Severance charges totaling approximately $0.5 million.
The restructuring combined with ongoing enhancements to the supply and demand forecasting processes are expected to improve operating margins long-term as the Company exits less profitable brands and product lines, simplifies product offerings resulting in fewer SKUs and lower potential inventory obsolescence, and decreases the operating expense burden to support these brands and product lines.
2020 Business Outlook
As a result of ongoing disruption and uncertainty related to the global COVID-19 pandemic, ZAGG previously withdrew its first quarter and full-year 2020 outlook. The Company is not providing an update at this time.
About Non-U.S. GAAP Financial Information
This Supplemental Financial Information - CFO Commentary (“CFO Commentary”) includes Adjusted EBITDA and gross profit (and corresponding gross profit margin) excluding March 2020 inventory write-downs. Readers are cautioned that (1) Adjusted EBITDA (earnings before stock-based compensation expense, depreciation and amortization, other expense, net, transaction costs, BRAVEN employee retention bonus, former CFO retention bonus, inventory step-up amount in connection with the acquisition of HALO, severance expense, March 2020 inventory write-down, impairment of goodwill, loss (gain) on disposal of intangible assets and equipment (loss of discontinued brands, product lines, and related product tooling), and income tax benefit) and (2) gross profit (and corresponding gross profit margin) excluding March 2020 inventory write-downs (gross profit [and corresponding profit margin] excluding March 2020 inventory write-downs of $44.8 million) are not financial measures prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). In addition, this financial information should not be construed as an alternative to any other measure of performance determined in accordance with U.S. GAAP, or as an indicator of operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that it fails to address. As such, it should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. We present Adjusted EBITDA and gross profit (and corresponding gross profit margin) excluding March 2020 inventory write-downs because we believe that these measures are helpful to some investors as a measure of performance and to normalize the impact of acquisitions. We caution readers that non-U.S. GAAP financial information, by its nature, departs from traditional accounting conventions. Accordingly, its use can make it difficult to compare current results with results from other reporting periods and with the financial results of other companies. We have provided a reconciliation of Adjusted EBITDA and gross profit (and corresponding gross profit margin) excluding March 2020 inventory write-downs to the most directly comparable U.S. GAAP measures in the supplemental financial information attached to the press release to which this CFO Commentary is also attached.
Cautionary Note Regarding Forward-Looking Statements
This CFO Commentary contains (and oral communications made by us may contain) “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict,” “project,” “target,” “future,” “seek,” “likely,” “strategy,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding our outlook for the Company and statements that estimate or project future results of operations or the performance of the Company.
Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:
a.the impacts of certain environmental and health risks, including the recent outbreak of the coronavirus (COVID-19) and its potential effects on the Company's operations, sourcing from China, and future demand for the Company's products for an uncertain duration of time;
b.the ability to design, produce, and distribute the creative product solutions required to retain existing customers and to attract new customers;
c.building and maintaining marketing and distribution functions sufficient to gain meaningful international market share for our products;
d.the ability to respond quickly with appropriate products after the adoption and introduction of new mobile devices by major manufacturers like Apple®, Samsung®, and Google®;
e.changes or delays in announced launch schedules for (or recalls or withdrawals of) new mobile devices by major manufacturers like Apple, Samsung, and Google;
f.the ability to successfully integrate new operations or acquisitions;
g.the impacts of inconsistent quality or reliability of new product offerings;
h.the impacts of lower profit margins in certain new and existing product categories, including certain mophie products;
i.the impacts of changes in economic conditions, including on customer demand;
j.managing inventory in light of constantly shifting consumer demand;
k.the failure of information systems or technology solutions or the failure to secure information system data, failure to comply with privacy laws, security breaches, or the effect on the Company from cyber-attacks, terrorist incidents or the threat of terrorist incidents;
l.changes in U.S. and international trade policy and tariffs, including the effect of increases in U.S.-China tariffs on selected materials used in the manufacture of products sold by the Company which are sourced from China;
m.adoption of or changes in accounting policies, principles, or estimates; and
n.changes in the law, economic and financial conditions, including the effect of enactment of U.S. tax reform or other tax law changes.
Any forward-looking statement made by us in this CFO Commentary speaks only as of the date on which such statement is made. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Readers should also review the risks and uncertainties listed in our most recent Annual Report on Form 10-K and other reports we file with the U.S. Securities and Exchange Commission, including (but not limited to) Item 1A - “Risk Factors” in the Form 10-K and Management's Discussion and Analysis of Financial Condition and Results of Operations and the risks described therein from time to time. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise. The forward-looking statements contained in this CFO Commentary are intended to qualify for the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.